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                                                                   EXHIBIT 99(a)

                          FIRSTSPARTAN FINANCIAL CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF FIRSTSPARTAN FINANCIAL CORP.
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 17, 2001

     The undersigned stockholder of FirstSpartan Financial Corp. (the "Company") hereby appoints the members of the Board of Directors of the Company as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders of the Company to be held at 10:00 a.m., local time on January 17, 2001, at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, and any and all adjournments and postponements thereof (the "Special Meeting"), with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement/Prospectus and (ii) in their discretion with respect to any other business that may properly come before the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) "FOR"
approval and adoption of the Merger Agreement (as defined herein) and (2) in the discretion of the proxies as to all other matters that may properly come before the Special Meeting.
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     The Board of Directors recommends a vote "FOR" approval and adoption of the
Merger Agreement.

     1. Approval and adoption of the Agreement and Plan of Merger, dated as of September 5, 2000, by and between BB&T Corporation and the Company pursuant to which the Company will merge with and into BB&T and each share of common stock of the Company, will be converted into the right to receive one share of common stock of BB&T, all on and subject to the terms and conditions contained therein.

               FOR            AGAINST             ABSTAIN
               [_]              [_]                 [_]

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, dated December 5, 2000, for the Special Meeting.

                    Dated: _____________________________________________________

                    Signature: _________________________________________________

                    Signature: _________________________________________________

                    Title: _____________________________________________________

                    (Please date and sign here exactly as name appears at left. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

                              PLEASE ACT PROMPTLY.
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

              IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.